UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 30, 2010
RHI ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34102	36-4614616

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1325 Avenue of Americas, 21st Floor, New York, NY	10019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 977-9001
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
(a) On May 20, 2010, RHI Entertainment, Inc. (the “Company”) received a notice from The Nasdaq Stock Market (“Nasdaq”) stating that the Company no longer meets the $10,000,000 stockholders’ equity requirement for continued listing on Nasdaq in accordance with Listing Rule 5450(b)(1)(A). In addition, the Company has failed to meet the minimum bid price of $1.00 for 30 consecutive business days pursuant to Listing Rules 5450(a)(1) and the market value of publicly held shares of $5 million pursuant to 5450(b)(1)(B), and the Company does not meet the continued listing requirements under the alternative standards under Listing Rule 5450(b). Noncompliance of the aforementioned Nasdaq listing requirements was previously disclosed by the Company on December 30, 2009 and April 6, 2010.
In accordance with its ongoing restructuring initiative, the Company has decided not to submit a compliance plan that would support its ability to achieve near term compliance with the continued listing requirements and to sustain such compliance over an extended period of time. Further, the Company does not plan to request a hearing before a Nasdaq Hearings Panel determination regarding these issues. Therefore, the Company’s common stock will be suspended from trading on June 1, 2010 and a Form 25-NSE will be filed with the Securities and Exchange Commission to remove the Company’s common stock from listing and registration on Nasdaq. Further, the Company is not applying to transfer its common stock to The Nasdaq Capital Market as it does not satisfy all of the continued listing requirements of The Nasdaq Capital Market as set forth in Listing Rule 5550.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On April 30, 2010, Joel E. Denton’s employment with the Company and certain of its subsidiaries was terminated pursuant to a compromise agreement dated May 10, 2010 (the “Agreement”). The termination of Mr. Denton’s employment is a part of the Company’s ongoing restructuring process, which includes certain significant organizational changes and cost savings. The Agreement provides for, among other things, a one time payment to Mr. Denton of £648,343.88 ($902,207.38). Mr. Denton’s termination did not result from any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RHI ENTERTAINMENT, INC.
(Registrant)

Date: May 26, 2010	By:	/s/ William J. Aliber
		Name:	William J. Aliber
		Title:	Chief Financial Officer